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                           EXABYTE CORPORATION
                         NONSTATUTORY STOCK OPTION

----------, Optionee:

     Exabyte Corporation (the "Company"), pursuant to its 1997 Non-Officer Stock Option Plan (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     The details of your option are as follows:

1. Total Number Of Shares Subject To This Option. The total number of shares of Common Stock subject to this option is -----.

2.  Vesting.

    (a) Standard Vesting. Subject to the limitations contained herein, 2% of the shares will vest (become exercisable) each month after the date of the grant until either (i) your Continuous Service (as defined in the Plan) terminates for any reason, or (ii) this option becomes fully vested.

    (b) Accelerated Vesting. In addition to the standard vesting provided for under Section 2(a) hereof, vesting of the shares subject to this option shall be accelerated in the manner and to the extent set forth below:

         (i) Upon certification in writing by the Chief Executive Officer that the Company has achieved all of the Fiscal 1998 Corporate Performance Goals established by the Board of Directors, a copy of which will be delivered to you, 25% of the shares subject to this option, as set forth in Section 1 above, shall immediately become fully vested. The determination as to whether such goals have been achieved shall be made by the Chief Executive Officer in his sole discretion.

         (ii) Upon certification in writing by the lead technical senior manager of your department that you have achieved all of your Fiscal 1998 Individual Performance Goals established by the lead technical senior manager, a copy of which will be delivered to you, an additional 25% of the shares subject to this option, as set forth in Section 1 above, shall immediately become fully vested. The determination as to whether such goals have been achieved shall be made by the lead technical senior manager in his sole discretion.

         (iii) Any shares subject to this option, the vesting of which has not been accelerated pursuant to subsections (i) or (ii) above, shall continue to vest in accordance with Section 2(a) hereof.

3.  Exercise Price And Method Of Payment.

    (a) Exercise Price. The exercise price of this option is $---- per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

    (b) Method of Payment. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has

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accrued to you.  You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

         (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

         (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or

         (iii) Payment by a combination of the methods of payment permitted by subsection 3(b)(i) through 3(b)(ii) above.

4. Whole Shares. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

6. Term. The term of this option commences on -----, the date of grant, and expires at midnight on ----- (the "Expiration Date," which is the day before the tenth anniversary from the date of grant ) unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised after the Expiration Date. This option shall terminate prior to the Expiration Date of its term as follows: three (3) months after the termination of your Continuous Service unless one of the following circumstances exists:

    (a) Your termination of Continuous Service is due to your disability. This option will then expire on the earlier of the Expiration Date set forth above or six (6) months following such termination of Continuous Service.

    (b) Your termination of Continuous Service is due to your death or your death occurs within three (3) months following your termination of Continuous Service. This option will then expire on the earlier of the Expiration Date set forth above or six (6) months after your death.

    (c) If during any part of such three (3) month period you may not exercise your option solely because of the condition set forth in Section 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Service.

    (d) However, this option may be exercised following termination of Continuous Service only as to that number of shares as to which it was exercisable on the date of termination of Continuous Service under the provisions of Section 2 of this option.




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7.  Exercise.

    (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

    (b) By exercising this option you agree that as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

8. Transferability. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

9. Option Not a Service Contract. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or its Affiliate, or of the Company or its Affiliate to continue your employment.
In addition, nothing in this option shall obligate the Company or its Affiliate, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Consultant for the Company or its Affiliate.

10. Notices. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

11. Governing Plan Document. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of
Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

         Dated this ----- day of -------------, 199--.

         Very truly yours,
         EXABYTE CORPORATION

         By
                --------------------------------
                Duly authorized on behalf
                of the Board of Directors

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Attachments:

         Exabyte Corporation 1997 Non-Officer Stock Option Plan
         Notice of Exercise


         * * * *


The undersigned:

(a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

(b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

None
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        (Initial)


Other
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                                Optionee
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                                Address:

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